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                                                                    EXHIBIT 3.20

                           ARTICLES OF INCORPORATION
                           -------------------------

                                      OF
                                      --

                             OVLC FINANCIAL CORP.
                             --------------------



     FIRST:  The name of the corporation is OVLC Financial Corp.

     SECOND: The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code.

     THIRD: The name of this corporation's initial agent for service of process in the State of California is James A. Husband. Address 15821 Ventura Blvd., Suite 550, Encino, California 91436.

     FOURTH: The total number of shares which the corporation is authorized to issue is one thousand (1,000) common shares of the par value of One Dollar ($1.00) each.

     FIFTH: This corporation is a close corporation. All of the corporation's issued shares shall be held of record by not more than thirty-five (35) persons.

     IN WITNESS WHEREOF, the undersigned have executed these articles this 16th day of March, 1993.



                                         INCORPORATOR:

                                         /s/ Linda L. Blanton
                                         ___________________________________
                                         Linda L. Blanton





Articles of Incorporation - California                                 solo page
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